UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

RELIV’ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item No. 2.03 – Creation of a Direct Financial Obligation

On March 4, 2015, Registrant and three of its wholly-owned subsidiaries, Reliv, Inc., Reliv World Corporation and SL Technology, Inc. (“Registrant Subsidiaries”) entered into a Second Amendment to the Credit Agreement (“Second Amendment”) with BMO Harris Bank N.A. (the “Bank”). In the original Credit Agreement, dated February 28, 2014, the Bank agreed to provide certain credit facilities to Registrant, including a Term Loan in the principal amount of $3,481,961 and a revolving credit facility in the amount of $5,000,000, with a maturity date of July 1, 2016.

The original Credit Agreement includes a series of conditions, representations and warranties, affirmative covenants and negative covenants. The covenants include certain financial covenants requiring Registrant to maintain a designated net tangible worth and a ratio of EBITDA adjusted for certain additional non-cash expenses to Fixed Charges (“Fixed Charge Coverage Ratio”). The First Amendment to the Credit Agreement, dated October 29, 2014, waived the minimum Fixed Charge Coverage Ratio of 1.15 to 1 as of September 30, 2014, restricted the Registrant from the declaration and cash payment of common stock dividends and the repurchase of company stock, and reduced the revolving line of credit facility’s maximum borrowing limit from $5 million to $3.5 million.

At December 31, 2014, the Registrant’s computed Fixed Charge Coverage Ratio was less than the minimum ratio of 1.15 to 1, as specified in the Credit Agreement. Pursuant to a Letter Agreement dated February 27, 2015 by and among Registrant, Registrant Subsidiaries and the Bank, the Bank agreed to waive the Registrant’s non-compliance of the Fixed Charge Coverage Ratio for the December 31, 2014 reporting period.

The Second Amendment adjusts the minimum Fixed Charge Coverage Ratio for the reporting period ending March 31, 2015 to 1.0 to 1. For quarterly reporting periods after March 31, 2015, the minimum ratio remains at 1.15 to 1. In addition, the Second Amendment revises the net tangible worth covenant from a minimum of $11 million to $9.5 million and re-defines net tangible worth as actual stockholders’ equity reduced by the sum of net intangible assets, accounts due from employees and distributors, and a note receivable from distributor.

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Item No. 9.01 – Exhibits

The following exhibits are attached hereto:

Exhibit No.	Exhibit

10.1	Second Amendment to Credit Agreement dated March 4, 2015 among Reliv International, Inc., Reliv, Inc., Reliv World Corporation, and SL Technology, Inc., as Borrowers and BMO Harris Bank N.A.

10.2	Letter Agreement dated February 27, 2015 among Reliv International, Inc., Reliv, Inc., Reliv World Corporation, and SL Technology, Inc., as Borrowers and BMO Harris Bank N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliv International, Inc.
(Registrant)

Date: March 6, 2015	By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Second Amendment to Credit Agreement dated March 4, 2015 among Reliv International, Inc., Reliv, Inc., Reliv World Corporation, and SL Technology, Inc., as Borrowers and BMO Harris Bank N.A.

10.2	Letter Agreement dated February 27, 2015 among Reliv International, Inc., Reliv, Inc., Reliv World Corporation, and SL Technology, Inc., as Borrowers and BMO Harris Bank N.A.

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